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                                                                    EXHIBIT 12.2

                             SMITHKLINE BEECHAM PLC

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS EXCEPT RATIOS)

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
                                                                                         THREE MONTHS
                                                    YEAR ENDED DECEMBER 31,             ENDED MARCH 31,
                                           ------------------------------------------   ---------------
                                            1991     1992     1993     1994     1995      1995    1996
                                           ------   ------   ------   ------   ------    -----   -----
AMOUNTS IN ACCORDANCE WITH U.K. GAAP
Income from continuing operations
  before taxes...........................  L  843   L  885   L  958   L  607   L1,111    L 360   L 387
Interest expense.........................     160      131       83      102      137       26      57
Portion of rent expense representative of
  the interest factor....................      17       22       28       26       26        6       7
Preferred stock dividends requirements...      76       63       67       63       73       18      18
Deferred stock dividends not
  deductible.............................     (76)     (63)     (67)     (63)     (73)     (18)    (18)
                                           ------   ------   ------   ------   ------    -----   -----
Income as adjusted.......................  L1,020   L1,038   L1,069   L  735   L1,274    L 392   L 451
                                           ======   ======   ======   ======   ======    =====   =====
Fixed charges:
Interest expensed and capitalized........  L  160   L  131   L   83   L  102   L  148    L  26   L  61
Portion of rent expense representative of
  the interest factor....................      17       22       28       26       26        6       7
Preferred stock dividends................      76       63       67       63       73       18      18
                                           ------   ------   ------   ------   ------    -----   -----
Total fixed charges......................  L  253   L  216   L  178   L  191   L  247    L  50   L  86
                                           ======   ======   ======   ======   ======    =====   =====
Ratio of earnings to fixed charges.......    4.03x    4.81x    6.01x    3.85x    5.16x    7.84x   5.24x
                                           ======   ======   ======   ======   ======    =====   =====
AMOUNTS IN ACCORDANCE WITH U.S. GAAP
Income from continuing operations
  before taxes...........................  L  637   L  582   L  862   L  890   L  717
Interest expense.........................     158      130       81      102      126
Portion of rent expense representative of
  the interest factor....................      17       22       28       26       26
Preferred stock dividends requirements...      81       78       84       77      106
Deferred stock dividends not
  deductible.............................     (81)     (78)     (84)     (77)    (106)
                                           ------   ------   ------   ------   ------
Income as adjusted.......................  L  812   L  734   L  971   L1,018   L  869
                                           ======   ======   ======   ======   ======
Fixed charges:
Interest expensed and capitalized........  L  160   L  131   L   83   L  102   L  137
Portion of rent expense representative of
  the interest factor....................      17       22       28       26       26
Preferred stock dividends................      81       78       84       77      106
                                           ------   ------   ------   ------   ------
Total fixed charges......................  L  258   L  231   L  195   L  205   L  269
                                           ======   ======   ======   ======   ======
Ratio of earnings to fixed charges.......    3.15x    3.18x    4.98x    4.97x    3.23x
                                           ======   ======   ======   ======   ======
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